EXHIBIT 10.1

AMENDMENT TO ASSET PURCHASE AGREEMENT

This Amendment to Asset Purchase Agreement (the “Amendment”) is entered into as of February 15, 2008 by and among Moark, LLC, a Missouri limited liability company (“Moark”), Cutler at Abbeville, L.L.C., a Missouri limited liability company (“Cutler”), Hi Point Industries, LLC, a California limited liability company (“Hi Point”), L & W Egg Products, Inc., an Ohio corporation (“L&W”), Norco Ranch, Inc., a California corporation (“Norco”), and Moark Egg Corporation, a Missouri corporation (“MEC” and collectively, the “Seller Parties”), Land O’Lakes, Inc., a Minnesota cooperative corporation (“LOL”), and Golden Oval Eggs, LLC, a Delaware limited liability company (“Golden Oval”), and GOECA, LP, a Delaware limited partnership (“GOECA” and together with Golden Oval, the “Buyer Parties”).  The Seller Parties, LOL and the Buyer Parties may be referred to herein as the “Parties.”

A.            The Seller Parties, as Sellers, and the Buyer Parties, as Buyers, entered into that certain Asset Purchase and Sale Agreement dated as of May 23, 2006 (the “Asset Purchase Agreement”).  Under the Asset Purchase Agreement, the Buyer Parties were obligated to pay, among other consideration, the Earn-Out Payment.

B.            Pursuant to the terms of the Asset Purchase Agreement, LOL and the Buyer Parties entered into that certain Subordinate Promissory Note dated as of June 30, 2006 (the “Note”).  The Note provided that the Buyer Parties were obligated to pay to LOL the principal sum of Seventeen Million Dollars ($17,000,000.00), together with interest thereon, in installments commencing on June 30, 2008 (the “Initial Payment”) and an ultimate maturity date of  June 30, 2009 (the “Maturity Date”).  The Note, together with the Warrant to Subscribe for and Purchase Units of Golden Oval (the “2006 Warrant”) issued to LOL, further provided that if the Note was not repaid by the Maturity Date, LOL had the option to exercise the right to purchase up to ten percent (10%) of the equity interest in Golden Oval at the price of $.01 per Unit (as defined in the 2006 Warrant).  The Note was secured by certain property owned by Golden Oval, GOECA and Midwest Investors of Iowa, Cooperative, an Iowa corporation (“Midwest”) pursuant to that certain Security Agreement by and among LOL, as secured party, and Golden Oval, GOECA and Midwest, as grantors, dated as of June 30, 2006 (the “Security Agreement”).

C.            In connection with the transaction contemplated by the Asset Purchase Agreement, Norco and GOECA entered into that certain Sublease of Norco Breaking Room dated as of July 1, 2006 (the “Sublease”), pursuant to which Norco sublet to GOECA certain real property, together with certain buildings and other improvements.

D.            In connection with the transaction contemplated by the Asset Purchase Agreement and pursuant to the Subscription Agreement for Class B Units in Exchange for Contribution of Assets by and among Moark, Cutler, Hi Point and MEC, as subscribers (the “Subscribers”), and Golden Oval, as seller, the Subscribers purchased and assigned to LOL 697,350 shares of Golden Oval’s Class B Units (the “Class B Units”).

E.             The Buyer Parties, on the one hand, and the Seller Parties and LOL, on the other hand, have alleged various claims against each other arising under the Asset Purchase Agreement, the Ancillary Agreements and related obligations.

F.             The Buyer Parties have indicated to LOL that in order to maximize the value of their business they are actively seeking to refinance their existing senior secured indebtedness and that such refinancing requires the accommodations made by LOL pursuant to this Amendment.

G.            LOL has recognized the need, and is willing, subject to the terms and conditions of this Amendment, to enter into certain financial accommodations in order for the Buyer Parties to maximize their going concern value.

H.            Capitalized terms not defined herein shall have the meanings set forth in the Asset Purchase Agreement.

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby consent and agree as follows:

1.             Definitions.

“Affiliate” shall mean, with respect to any person or entity, the predecessors, successors, and assigns of such Person, and any partner, principal, subsidiary, parent, holding company, division, shareholder, affiliate, officer, director, employee, agent, or attorney of such Person, in each case in such capacity, and the predecessors, successors, and assigns of each of the foregoing.

“Business Day” shall mean any day other than a Saturday, Sunday, or any other day on which commercial banks in the State of Minnesota are required or authorized to close by law or executive order.

“Cause of Action” shall mean all actions, claims, causes of action, liabilities, obligations, rights, suits, damages, judgments, remedies, demands, setoffs, defenses, recoupments, crossclaims, counterclaims, third-party claims, indemnity claims, contribution claims or any other claims whatsoever, whether known or unknown, matured or unmatured, fixed or contingent, liquidated or unliquidated, disputed or undisputed, suspected or unsuspected, foreseen or unforeseen, direct or indirect, choate or inchoate, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon any act or omission or other event.

“Parties” shall have the meaning set forth in the recitals to this Amendment.

“Refinancing Effective Date” shall mean the date on which the Buyer Parties consummate the refinancing of their existing senior secured indebtedness.

2.             Purchase Price Reduction.  The purchase price as set forth in the Asset Purchase Agreement shall be reduced by seventeen million dollars ($17,000,000.00) plus a sum equal to the Earn Out Payment (the “Purchase Price Reduction”).  The Purchase Price Reduction shall be accomplished at such time by (i) cancellation of the principal amount owed under the Note (including cancellation of the Security Agreement) and (ii) cancellation of the Buyer Parties’ obligations with respect to the Earn Out Payment.  In connection with the Purchase Price

Reduction (and the issuance of the 2008 Warrant), LOL shall return the original Note to Buyer Parties marked “cancelled” and shall take such actions as are reasonably necessary to release the Security Interest (as that term is defined in the Security Agreement).  LOL shall also surrender the 2006 Warrant for cancellation by Golden Oval.

3.             Warrants.  In consideration of the agreement by LOL to release the Buyer Parties from their obligation to pay all interest accrued on the Note (an amount equal to $3,241,643.77 as of the date hereof), Golden Oval shall grant to LOL the right to acquire membership units in Golden Oval on the conditions and at the price set forth in the warrants attached hereto as Exhibit B (the “2008 Warrant”).

4.             Sublease Modification.  The Sublease hereby is amended pursuant to the terms of the First Amendment to Sublease, attached hereto as Exhibit C (the “First Sublease Amendment”).

5.             Indemnification.  Article 13 of the Asset Purchase Agreement is deleted in its entirety.

6.             [RESERVED.]

7.             Conversion of Class B Units.  The Class B Units will be converted into an equal number of Class A Common Units of Golden Oval and all rights held (or deemed held) by LOL in connection with its ownership of the Class B Units will terminate upon such conversion.

8.             Releases.

(a)                                  Release of Seller Parties and LOL.  Each of the Buyer Parties, on behalf of itself and each of its Affiliates, hereby release and discharge, absolutely, completely, unconditionally, irrevocably and forever, each of the Seller Parties and LOL from any and all Causes of Action accruing prior to the date hereof, including, but not limited to, those arising under the Shell Egg Supply Agreement and the Asset Purchase Agreement and documents related thereto, including but not limited to the Ancillary Agreements, as each may have been amended; provided, however, that the foregoing release shall not apply to (i) the obligations of LOL or any of the Seller Parties pursuant to this Amendment, the 2008 Warrant or the First Sublease Modification or (ii) any obligation of LOL or any of the Seller Parties under any Ancillary Agreement arising on or after the date hereof.  Each Buyer Party shall be deemed to have granted such release notwithstanding that it may hereafter discover facts in addition to, or different from, those which it now knows or believes to be true, and without regard to the subsequent discovery or existence of such different or additional facts, and such Buyer Party expressly waives any and all rights that it may have under any statute or common law principle, including Section 1542 of the California Civil Code, which would limit the effect of such releases to those Causes of Action actually known or suspected to exist at the time of execution of the release.  Section 1542 of the California Civil Code generally provides as follows: “a general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him may have materially affected his settlement with the debtor.”  Each of the Buyer Parties further represents, warrants, and covenants that it has not sold, assigned, granted, conveyed, or transferred to any other person or entity any Cause of Action released by such Buyer Party pursuant to this Amendment.

(b)                                 Release of Buyer Parties.  Each of the Seller Parties and LOL, on behalf of itself and each of its Affiliates, hereby release and discharge, absolutely, completely, unconditionally, irrevocably and forever, each of the Buyer Parties from any and all Causes of Action accruing prior to the date hereof, including, but not limited to, those arising under the Shell Egg Supply Agreement and the Asset Purchase Agreement and documents related thereto, including but not limited to the Ancillary Agreements, as each may have been amended; arising under the Asset Purchase Agreement; provided, however, that the foregoing release shall not apply to (i) the obligations of any of the Buyer Parties pursuant to this Amendment, the 2008 Warrant or the First Sublease Modification; (ii) any obligation of any of the Buyer Parties under any Ancillary Agreement arising after the date hereof; or (iii) amounts currently owing to the Seller Parties or LOL under any Ancillary Agreement or the Shell Egg Supply Agreement.  Each Seller Party and LOL shall be deemed to have granted such release notwithstanding that it may hereafter discover facts in addition to, or different from, those which it now knows or believes to be true, and without regard to the subsequent discovery or existence of such different or additional facts, and such Seller Party and LOL expressly waives any and all rights that it may have under any statute or common law principle, including Section 1542 of the California Civil Code, which would limit the effect of such releases to those Causes of Action actually known or suspected to exist at the time of execution of the release.  Section 1542 of the California Civil Code generally provides as follows: “a general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him may have materially affected his settlement with the debtor.”  Each of the Seller Parties and LOL further represents, warrants, and covenants that it has not sold, assigned, granted, conveyed, or transferred to any other person or entity any Cause of Action released by such Seller Party or LOL pursuant to this Amendment.

9.             Representations, Warranties and Covenants.

(a)                                  Each Party represents and warrants to the other Parties that its execution, delivery, and performance of this Amendment are within the power and authority of such Party and have been duly authorized by such Party.  The Buyer Parties expressly represent that their execution, delivery, and performance of this Amendment has been duly authorized by Golden Oval’s manager and GOECA’s general partner.

(b)                                 Each Party represents and warrants to the other Parties that this Amendment has been duly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable in accordance with the terms hereof.

(c)                                  Each Party represents and warrants to the other Parties that neither the execution and delivery of this Amendment nor compliance with the terms and provisions hereof will violate, conflict with, or result in a breach of its certificate of incorporation or bylaws or other constitutive document, any applicable law or regulation, any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which it is a party or by which it is bound or to which it is subject.

(d)                                 No Party shall take any action that would delay or frustrate the occurrence of the transactions contemplated by this Amendment or the transactions contemplated by any other agreements or documents referenced in this Amendment.

(e)                                  Each Party shall take all actions necessary or appropriate to consummate the transactions contemplated by this Amendment.

(f)                                    Each Party represents and warrants to each other Party that, prior to entering into this Amendment, they have considered the terms of this Amendment and the alternatives thereto and have concluded that: (i) the consideration they are giving to the other Party pursuant to this Amendment is supported by fair and valuable consideration and (ii) the relief granted by the Seller Parties and LOL under this Amendment is necessary to maintain the Buyer Parties’ businesses.

10.           No Other Effect.  Other than as set forth herein or in the 2008 Warrant or the First Sublease Modification, this Amendment shall not otherwise affect, modify, revoke or amend the Asset Purchase Agreement or any of the documents related thereto.

11.           Confidentiality.  Except as required by law, the Buyer Parties will maintain in confidence, and cause their respective Affiliates to maintain in confidence, the existence, terms and conditions of this Amendment, the 2008 Warrant and the First Sublease Modification completely confidential and will not discuss or disclose any aspect of such documents without the express written consent of the Seller Parties and LOL.

12.           Miscellaneous Provisions.

(a)                                  Successors and Assigns.  This Amendment is intended to bind and inure to the benefit of each of the Parties and each of their respective successors, assigns, heirs, executors, administrators, and representatives.

(b)                                 Governing Law; Jurisdiction.  This Amendment will be governed by the laws of the State of Minnesota, without regard to its conflicts of laws principles that would require the law of another jurisdiction to be applied.  Each of the Parties irrevocably (a) submits and consents in advance to the to the exclusive jurisdiction of any federal or state court in the State of Minnesota for the purpose of any action or proceeding arising out of or relating to this Amendment; (b) agrees that all claims in respect to such action or proceeding may be heard and determined exclusively in such courts; and (c) waives any objection that such Party may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens.

(c)                                  Entire Agreement.  This Amendment, together with the 2008 Warrant and the First Sublease Modification, constitutes the complete and entire agreement among the Parties with respect to the matters contained in this Amendment, and supersedes all prior agreements, negotiations, and discussions between the Parties with respect thereto.

(d)                                 Non-Reliance.  Each of the Parties acknowledges that, in entering into this Amendment, it is not relying upon any representations or warranties made by anyone other than those representations, warranties, terms and provisions expressly set forth in this Amendment and the exhibits and schedules hereto.

(e)                                  Notices.  Any notice required or desired to be served, given or delivered under this Amendment shall be in writing, and shall be deemed to have been validly served, given or delivered if provided by personal delivery, or upon receipt of fax delivery, as follows:

(i)                                     if to the Buyer Parties, to Dana Persson, Golden Oval Eggs, LLC, 1800 Park Avenue East, Renville, Minnesota 56284;

With copies to Mark Hanson, Stoel Rives LLP 33 South Sixth Street, Minneapolis, Minnesota 55402

(ii)                                  if to LOL or any of the Seller Parties, to: Daniel Knutson, Land O’Lakes, Inc., 4001 Lexington Avenue North, Arden Hills, Minnesota 55126,

With copies to: Land O’Lakes, Inc., Law Department, MS 2500, P.O. Box 64101, St. Paul,. Minnesota 55164-0101, Attn: John Curran and Brad B. Erens, Jones Day, 77 West Wacker, Chicago, Illinois, 60601-1692, fax: 312-782-8585.

(f)                                    Amendment; Waiver.  It is expressly understood and agreed that this Amendment may not be altered, amended, modified or otherwise changed in any respect whatsoever except by a writing duly executed by authorized representatives of each of the Parties, and the Parties further acknowledge and agree that they will make no claim at any time or place that this

Amendment has been orally supplemented, modified, or altered in any respect whatsoever.  In addition, no failure on the part of any party to this Amendment to exercise, and no delay on its part in exercising, any right or remedy under this Amendment will operate as a waiver thereof, nor will any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy.

(g)                                 No Admissions.  This Amendment shall in no event be construed as or be deemed to be evidence of an admission or concession on the part of any of the Parties with respect to any Claim, right, Cause of Action, or remedy.  Each of the Parties denies any and all liability of any kind, and does not concede any infirmity in the Claims or defenses which it has asserted or would assert.  This Amendment and all negotiations, statements, and proceedings in connection herewith shall not be offered or received into evidence nor shall they be admissible in any action or proceeding in any court or other tribunal or used in any way as an admission, concession, or evidence of any liability, obligation, or wrongdoing of any nature by any Party.  Notwithstanding the foregoing, any Party may use, or refer to this Amendment, to the extent necessary to give effect to, declare, or enforce their respective rights hereunder.

(h)                                 Headings.  The headings of this Amendment are for reference only and shall not limit or otherwise affect the meaning hereof.

(i)                                     Representation by Counsel. Each Party acknowledges that it has been represented by counsel in connection with this Amendment and the transactions contemplated herein.  Accordingly, any rule of law or any legal decision that would provide any Party with a defense to the enforcement of the terms of this Amendment against such Party based upon lack of legal counsel shall have no application and is expressly waived.

(j)                                     Interpretation. This Amendment is the product of negotiations of the Parties, and in the enforcement or interpretation hereof, is to be interpreted in a neutral manner, and any presumption with regard to interpretation for or against any Party by reason of that Party having drafted or caused to be drafted this Amendment, or any portion hereof, shall not be effective in regard to the interpretation hereof.

(k)                                  Partial Invalidity.  If, at any time, any provision of this Amendment is or is deemed to be illegal, invalid, or unenforceable in any respect under the laws of any jurisdiction, neither the legality, validity, or enforceability of the remaining provisions hereof, nor the legality, validity, or enforceability of such provision under the law of any other jurisdiction, shall in any way be affected or impaired thereby.

(l)                                     No Third Party Beneficiaries.  No third party is intended to be or shall be deemed a third party beneficiary of this Amendment or any of its terms.

(m)                               Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same agreement.  Delivery of an executed signature page of this Amendment by facsimile shall be as effective as delivery of a manually executed signature page of this Amendment.

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                IN WITNESS WHEREOF, the Parties hereto have executed, or have caused this Amendment to be executed by their respective officers thereunto duly authorized, effective as of the day and year first written above.

SELLER PARTIES:

MOARK, LLC	CUTLER AT ABBEVILLE, L.L.C.

/s/ Benjamin Dent	/s/ Benjamin Dent

By: Benjamin Dent	By: Benjamin Dent

Title: Chief Financial Officer and Treasurer	Title: Chief Financial Officer and Treasurer

HI POINT INDUSTRIES, LLC	L & W EGG PRODUCTS, INC.

/s/ Benjamin Dent	/s/ Benjamin Dent

By: Benjamin Dent	By: Benjamin Dent

Title: Chief Financial Officer and Treasurer	Title: Chief Financial Officer and Treasurer

NORCO RANCH, INC.	MOARK EGG CORPORATION

/s/ Daniel Knutson	/s/ Daniel Knutson

By: Daniel Knutson	By: Benjamin Dent

Title: Vice President	Title: Chief Financial Officer and Treasurer

LAND O’LAKES, INC.

/s/ Daniel Knutson

By:Daniel Knutson

Title: Senior Vice President and
Chief Financial Officer

BUYER PARTIES:

GOLDEN OVAL EGGS, LLC	GOECA, L.P.

By: GOEMCA, Inc.
Its General Partner

/s/ Thomas A. Powell	/s/ Thomas A. Powell

By: Thomas A. Powell	By: Thomas A. Powell

Title: Chief Financial Officer	Title: Chief Financial Officer